Exhibit 10.1

SEVENTEENTH AMENDMENT
TO
SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CORPORATE OFFICE PROPERTIES, L.P.

THIS SEVENTEENTH AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”) is made and entered into as of September 23, 2004, by and among the undersigned parties.

Recitals

A.                                   The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended to the date hereof (as amended, the “Partnership Agreement”).

B.                                     The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.                                     The Partnership and the General Partner have entered into a certain Contribution Agreement (the “Contribution Agreement”) dated as of August 26, 2004 with The Rubenstein Company, L.P., a Delaware limited partnership (“TRCLP”).

D.                                    The following assignments and other transactions were effected prior to closing under the Contribution Agreement: (1) pursuant to a certain Assignment, Distribution and Assumption Agreement dated as of September 23, 2004, TRCLP has assigned, transferred and distributed to TRC Associates Limited Partnership, a Delaware limited partnership (“TRCALP”), and TRCALP has assumed and accepted from TRCLP, all of TRCLP’s membership interest as sole member of TRC Pinnacle Towers, L.L.C., a Virginia limited liability company (the “Company”), and TRCALP has thereupon become (and has been admitted as) the sole member and the managing member of the Company in place of TRCLP; and (2) pursuant to a certain Assignment and Assumption Agreement dated as of September 23, 2004, TRCLP has assigned and delegated to TRCALP, and TRCALP has assumed and accepted from TRCLP, all of TRCLP’s rights and obligations in, to and under the Contribution Agreement, and TRCALP has thereupon succeeded to and is deemed to be the “Contributor” under the Contribution Agreement for all purposes thereof.

E.                                      As contemplated by Section 2.1 of the Contribution Agreement, TRCALP intends to transfer all of the issued and outstanding membership interests in the Company (the “Contributed Interests”), to the Partnership in exchange for partnership interests in the Partnership having designations, rights and preferences as set forth herein (the “Series I Preferred Units”).

F.                                      The parties desire to amend the Partnership Agreement to provide for the contribution of the Contributed Interests by TRCALP to the Partnership in exchange for the Series I Preferred Units in accordance with Section 2.2 of the Contribution Agreement.

G.                                     The parties signatory to this Seventeenth Amendment, other than the General Partner, are referred to herein as the “Series I Preferred Unit Recipients”.  Pursuant to the Contribution Agreement, the Series I Preferred Units are to be issued to the Series I Preferred Unit Recipients.

Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Partnership Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, the parties hereto, intending to be legally bound hereby, hereby amend the Partnership Agreement as follows, effective as of the date set forth above:

1.                                       The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment.

2.                                       Upon closing of the transactions contemplated by the Contribution Agreement, TRCALP shall contribute the Contributed Interests to the Partnership.

3.                                       Upon the contribution of the Contributed Interests to the Partnership by TRCALP, and in accordance with Section 2.2 of the Contribution Agreement, the Partnership shall issue 352,000 Series I Preferred Units, which Series I Preferred Units shall constitute Senior Preferred Units, to TRCALP.

4.                                       The Series I Preferred Units shall have the following terms and other characteristics: (1) an issuance value of $25.00 per unit; (2) a liquidation preference of $25.00 per unit plus all accrued and unpaid distributions thereon (the “Liquidation Preference”) (in determining the Liquidation Preference, unpaid distributions shall accrue and be compounded on a quarterly basis); and (3) an annual cumulative preferred return thereon (the “Priority Return Percentage”) as described in this Section 4.

4.1.                              The Priority Return Percentage for the period commencing on the Closing Date (as such term is defined in the Contribution Agreement) and expiring on the day immediately preceding the fifteenth (15th) anniversary of the Closing Date shall be 7.50% per year (i.e., $1.875 per unit per year).

4.2.                              The Priority Return Percentage for the period commencing on the fifteenth (15th) anniversary of the Closing Date and expiring on the day immediately preceding the twentieth (20th) anniversary of the Closing Date shall be the greater of (a) the Adjusted Treasury Yield (as defined below) as of the fifteenth (15th) anniversary of the Closing Date and (b) 10.0% per year; provided, in no event will the Priority Return Percentage for such 5-year period exceed 12.0% per year.

4.3.                              The Priority Return Percentage for the period commencing on the twentieth (20th) anniversary of the Closing Date and expiring on the day immediately preceding the twenty-fifth (25th) anniversary of the Closing Date shall be the greater of (a) the Adjusted Treasury Yield as of such twentieth (20th) anniversary of the Closing Date and (b) 12.0% per year (the “Priority Return Percentage Floor”); provided, in no event will the Priority Return Percentage for such 5-year period exceed 14.0% per year (the “Priority Return Percentage Ceiling”).

4.4.                              The Priority Return Percentage for each 5-year period subsequent to the twenty-fifth (25th) anniversary of the Closing Date shall be the greater of (a) the Adjusted Treasury Yield as of the commencement of such 5-year period and (b) the Priority Return Percentage Floor for the preceding 5-year period plus 200 basis points; provided, in no event will the Priority Return Percentage for such 5-year period exceed the Priority Return Percentage Ceiling for the preceding 5-year period plus 200 basis points.

4.5.                              The term “Adjusted Treasury Yield” shall mean the Treasury Yield plus 325 basis points.

4.6.                              The term “Treasury Yield” shall mean the annual percentage yield on 10-year United States Treasury issues which are issued on the date as of which the Adjusted Treasury Yield is to be measured; or, if no such 10-year United States Treasury issues are issued on such date, then the 10-year United States Treasury issues prior to and nearest the date as of which the Adjusted Treasury Yield is to be determined.

5.                                       Each Series I Preferred Unit shall be convertible at any time and from time to time by the holder thereof into common Partnership Units on the basis of 0.50 common Partnership Units for each Series I Preferred Unit so presented for conversion.

6.                                       The then outstanding Series I Preferred Units shall be redeemable by the Operating Partnership, in whole but not in part, at par (i.e., in an amount equal to their Liquidation Preference) by written notice given to the holders of the Series I Preferred Units on the fifteenth (15th) anniversary of the Closing Date or at any time thereafter; provided, Series I Preferred Units for which a Conversion Notice has been given to the General Partner prior to the exercise by the Operating Partnership of such redemption option shall not be redeemable by the Operating Partnership. In no event may the Series I Preferred Units be redeemable by the Operating Partnership prior to the fifteenth (15th) anniversary of the Closing Date. Each holder of a Series I Preferred Unit may, by written notice given to the General Partner within fifteen (15) calendar days after receipt by such holder of notice of the Operating Partnership’s exercise of its redemption option under this Section 6, give to the General Partner a Conversion Notice with respect to the Series I Preferred Units held by such Series I Unit Recipient. In such event, the Operating Partnership’s exercise of its option to redeem the Series I Preferred Units which is the subject of such Conversion Notice shall then be automatically revoked and such Series I Preferred Units shall then be converted to common Partnership Units in accordance with the terms of the Partnership Agreement, including this Amendment.

7.                                       For purposes of the Partnership Agreement, including the maintenance of Capital Accounts, TRCALP shall be treated as making a Capital Contribution of $8,800,000.

8.                                       The General Partner is hereby amending Exhibit 1 to the Partnership Agreement by adding the Addendum to Exhibit 1 in the form attached hereto to reflect the issuance of the Series I Preferred Units to TRCALP and the General Partner hereby confirms certain rights attendant thereto, including, without limitation, the rights to the Liquidation Preference and the Priority Return Percentage set forth therein, and the right to convert such Preferred Units into Partnership Units at the Conversion Factor set forth therein.

9.                                       To correct any ambiguity with respect thereto contained in the Partnership Agreement, the Partnership Agreement is hereby amended, pursuant to Section 11.1(B) thereof, to reflect, consistent with the definition of Senior Preferred Unit contained in the Partnership Agreement, that without the Consent of each Partner adversely affected thereby, no amendment to the Partnership Agreement may be adopted if such amendment would permit allocations or distributions with respect to Priority Return Amounts or Liquidation Preferences among each class or series of Senior Preferred Units on a basis other than a pari passu basis with each other class or series of Senior Preferred Units.

10.                                 This Amendment shall take effect upon the Closing of the transactions contemplated by the Contribution Agreement, including without limitation the contribution of the Contributed Interests to the Partnership by TRCALP, and in the event such Closing does not occur, this Amendment shall be of no force or effect.  Upon the Closing of the transactions contemplated by the Contribution Agreement, the General Partner shall cause the names of each Series I Preferred Unit Recipient to be recorded on the books of the Partnership as a Preferred Limited Partner.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

GENERAL PARTNER:

CORPORATE OFFICE PROPERTIES TRUST,
a Maryland Real Estate Investment Trust

By:	/s/ ROGER A. WAESCHE, JR.
Name: Roger A. Waesche, Jr.
Its: Executive Vice President

SERIES I PREFERRED UNIT RECIPIENTS:

TRC ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	TRC Realty, Inc. - GP II,
a Pennsylvania corporation,
Its sole general partner

By:	/s/ FRANK J. FERRO
Frank J. Ferro
Executive Vice President

Exhibit 1

SCHEDULE OF PARTNERS

General Partner	Common Units of Partnership	Series E Preferred Units	Series F Preferred Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units
Corporate Office Properties Trust	32,266,471	1,150,000	1,425,000	2,200,000	2,000,000

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	566,492
LBCW Limited Partnership	3,041,427
Robert L. Denton	414,910
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Frederick K. Ito Trust	29,140
June Y. I. Ito Trust	29,135
RP Investments, LLC	200,000
Denise J. Liszewski	30,333
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Acquino	2,937
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	90,000
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sandra Juanita Blockey	50,476
Anthony Muscatello	90,905
Lynn Hamlin	121,411

TRC Associates Limited Partnership						352,000

	40,900,679	1,150,000	1,425,000	2,200,000	2,000,000	352,000

Exhibit 1 Addendum

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit		Priority Percentage Return *	Priority	Conversion Factor	Conversion Commencement Date

E	General Partner	1,150,000		$25	2.5625%	Senior	None	N/A
F	General Partner	1,425,000		$25	10.25%	Senior	None	N/A
G	General Partner	2,200,000		$25	8%	Senior	None	N/A
H	General Partner	2,000,000	$	**25	***7.5%	Senior	None	N/A
I	TRC Associates Limited Partnership	352,000				Senior	.05/1	September 23, 2004

*                                         Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period.  See the Agreement for the definitions of “Priority Return Percentage,” “Liquidation Preference” and “Distribution Period.”

**                                  Liquidation Preference Per Series I Preferred Unit shall equal $25.00 plus all accrued and unpaid distributions thereon.  In determining the Liquidation Preference, unpaid distributions shall accrue and be compounded on a quarterly basis.

***                           Priority Return Percentage for the Series I Preferred Units shall be governed by Section 4 of the Seventeenth Amendment.   The Distribution Period for the Series I Preferred Units shall be each calendar quarter ending March 31, June 30, September 30 and December 31, of each year.